UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 28, 2005
                                                          --------------

                                   Culp, Inc.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       North Carolina                 0-12781                56-1001967
----------------------------  ------------------------  -------------------
(State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                 Identification No.)


                              101 South Main Street
                        High Point, North Carolina 27260
              ----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (336) 889-5161
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
   --------------------------------------------------------------------------
              (Former name or address, if changed from last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           Forward-Looking Statements

This report contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about expectations for the company's future operations, production levels, sales, expenses, profit margins, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. In addition, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.

Item 2.02 Results of Operations and Financial Condition.

On May 2, 2005, Culp, Inc. (the "Company") issued a news release disclosing preliminary estimates of financial results for its fiscal fourth quarter ended May 1, 2005, and also announcing a restructuring plan in the Company's domestic upholstery fabrics business. The news release is attached hereto as Exhibit 99.1.

The news release contains disclosures about expected earnings excluding restructuring and related charges, a non-GAAP performance measure, as well as a reconciliation between this performance measure and expected earnings calculated in accordance with generally accepted accounting procedures. The Company has included the disclosure about expected earnings excluding restructuring and related charges in order to show operational performance excluding the effects of restructuring and related charges that are not expected to occur on a regular basis. Management believes this presentation aids in the comparison of financial results among comparable financial periods. In addition, this information is used by management to make operational decisions about the company's business, and is used by the Company as a financial goal for purposes of determining management incentive bonuses.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 2, 2005, the Company announced a restructuring plan for its domestic upholstery fabrics business that involves disposal of assets and restructuring charges to be incurred by the Company. The news release announcing these matters is attached hereto as Exhibit 99.1. The Company's board determined to take the actions described in Exhibit 99.1 at a meeting on April 28, 2005, for the reasons  explained  in the  news  release.  As  described  in the  release,  the restructuring plan is expected to result in total pre-tax charges of approximately $13.0 million ($8.7 million on an after-tax basis); of which $10.0 million is expected to be non-cash items and $3.0 million is expected to result in cash expenditures. The charges are expected to be made up of approximately $1.9 million in termination benefits, approximately $300,000 in contract termination costs, and $10.8 million of estimated costs associated with fixed asset write-downs and accelerated depreciation, dismantling, disposal and moving equipment and related assets. The implementation of the restructuring plan is anticipated to be completed by August 2005.

Item 9.01. Financial Statements and Exhibits.

         (c) The following exhibits are filed as part of this report:

                  99.1 -  News Release dated May 2, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 3, 2005

                                   Culp, Inc.




                                   By: /s/ Franklin N. Saxon
                                   -------------------------------------
                                           Franklin N. Saxon
                                   President and Chief Operating Officer
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                                  EXHIBIT INDEX

Exhibit Number                      Exhibit
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     99.1                           News Release dated May 2, 2005